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                                                                    EXHIBIT 99.3

                              THE GNI GROUP, INC.

                               OFFER TO EXCHANGE
                    UP TO $75,000,000 IN PRINCIPAL AMOUNT OF
               10 7/8% SERIES A SENIOR NOTES DUE 2005 ISSUED AND
                          SOLD IN A TRANSACTION EXEMPT
                   FROM REGISTRATION UNDER THE SECURITIES ACT
                              OF 1933, AS AMENDED
                                      FOR
                    UP TO $75,000,000 IN PRINCIPAL AMOUNT OF
                     10 7/8% SERIES B SENIOR NOTES DUE 2005

To Our Clients:


     Enclosed for your consideration is a Prospectus dated October 15, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by The GNI Group, Inc. (the "Company") and, together with its subsidiaries, each of whom have guaranteed the Restricted Notes (as defined below) (the "Issuers") to exchange up to $75,000,000 in principal amount of its 10 7/8% Series A Senior Notes due 2005 issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Restricted Notes"), for up to $75,000,000 in principal amount of its 10 7/8% Series B Senior Notes due 2005 (the "Exchange Notes").



     The material is being forwarded to you as the beneficial owner of Restricted Notes carried by us for your account or benefit but not registered in your name. A tender of any Restricted Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Restricted Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Restricted Notes in the Exchange Offer.



     Accordingly, we request instructions as to whether you wish us to tender any or all Restricted Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Restricted Notes.



     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on November 20, 1998, unless extended (the "Expiration Date"). Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.



     If you wish to have us tender any or all of your Restricted Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Restricted Notes held by us and registered in our name for your account or benefit.

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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of The GNI Group, Inc.


     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF RESTRICTED NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.



Box 1  [ ]  Please tender my Restricted Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Restricted Notes to be tendered if I wish to tender less than all of my Restricted Notes.



Box 2  [ ]  Please do not tender any Restricted Notes held by you for my account or benefit.


Date:
------------ , 1998.

                                         ---------------------------------------
                                                      Signature(s)

                                         ---------------------------------------
                                                Please print name(s) here
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     Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Restricted Notes.